UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 9, 2003

BEARTOOTH PLATINUM CORPORATION
(Exact name of small business issuer as specified in its charter)

Yukon Territory, Canada
(State or other jurisdiction of
incorporation or organization)

000-20072	82-0465571
(Commission File Number)	(I.R.S. Employer
Identification Number)

910 – 885 Dunsmuir Street
Vancouver, B.C.
V6C 1N5
(Address of principal executive offices) (Zip Code)

(604) 484-2191
(Issuer’s telephone number, including area code)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Beartooth Platinum Corporation ("the Company") is pleased to announce that it has entered into an agreement with a group of investors for a non-brokered private placement of 10,000,000 Units at a price of $0.10 per Unit for gross proceeds of $1,000,000. The investors are led by Forbes & Manhattan, Inc. (the "Investors"). The press release is attatched hereto as "Exhibit 99.1".

In connection with the strategic and corporate restructuring announced today, the current Board of Beartooth has conditionally granted incoming directors, officers and consultants of the Company 3,500,000 options to purchase common shares of Beartooth at a price of $0.19 per share. The press release is attatched hereto as "Exhibit 99.2".

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated December 9, 2003
99.2	Press Release dated December 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEARTOOTH PLATINUM CORPORATION

Date December 9, 2003	By	/s/ “Theodore Tomasovich”
Theodore Tomasovich
President and Chief
Executive Officer

Date December 9, 2003	By	/s/ “Craig C. Smith”
Craig C. Smith
Chief Financial Officer
& Corporate Secretary